EXHIBIT 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	(972) 364-8111	(972) 364-8217

CONCENTRA OPERATING CORPORATION Reports YEAR-END results

ADDISON, Texas, February 14, 2005 – Concentra Operating Corporation (“Concentra” or the “Company”) today announced its results for the fourth quarter and year ended December 31, 2004. The Company reported consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) of $29,005,000 for the fourth quarter and $154,755,000 for the full year. Concentra computes Adjusted EBITDA in the manner prescribed by its bond indentures. A reconciliation of Adjusted EBITDA to net income is provided within this press release.

Revenue for the fourth quarter of 2004 was $262,638,000 or 2.5% lower than the $269,407,000 reported for the year-earlier period. Operating income was $19,782,000 for the quarter as compared to $23,601,000 for the same quarter last year. Net income for the fourth quarter was $4,557,000, which compares to $13,520,000 for the fourth quarter of 2003. Results for the quarter were adversely affected by a number of factors, including there being one less revenue day in the quarter, the impact of the change in California’s workers’ compensation fee schedule, the Company’s decision to implement Section 404 of the Sarbanes-Oxley Act, and the absence of flu shot revenue due to the nationwide shortage of vaccine.

For the year ended December 31, 2004, revenue increased 4.9% to $1,102,250,000 from $1,050,688,000 for 2003. Operating income for the year declined to $73,025,000 from $106,481,000 for 2003. The decrease in operating income was primarily due to a non-cash impairment charge of $41,682,000 reported in the third quarter related to the write down of goodwill and other long-lived assets of the Company’s Care Management Services segment. Largely because of these impairment charges, the Company reported a net loss for the year of $9,975,000 compared with net income of $43,289,000 in 2003.

“We are pleased to have achieved a strong underlying performance for the full year, despite experiencing the weakness we anticipated in our fourth quarter results,” said Daniel Thomas, Concentra’s President and Chief Executive Officer. “During 2004, our reported results were affected by a number of non-recurring items. In total, we incurred expenses of $6.1 million associated with our second quarter dividend, severance expenses associated with certain senior executives, lease termination costs, and other related expenses. After considering the impact of these items on our reported results, you will find that Concentra delivered a solid increase in its core EBITDA during 2004.

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Concentra Announces Year-end Results

February 14, 2005

“Our Health Services division completed the best year in its history,” Thomas continued. “With an overall 12.8% revenue growth rate and a 14.3% growth rate in gross profit, Health Services contributed significantly to our results for the year. These growth rates would have been even stronger had there not been a nationwide shortage of flu vaccine during the fourth quarter. We reported $3.6 million in revenue from flu shots during the fourth quarter of 2003 and had no revenue from these services during the same period in 2004.

“During the quarter, our Network Services results were greatly affected by the California workers’ compensation fee schedule changes enacted in early 2004,” said Thomas. “As we’ve reported throughout this year, these changes have had a significant effect on our financial performance. Since we had our strongest period of revenue from these affected services in the fourth quarter of 2003, we estimate this fee schedule change resulted in a $4.4 million reduction in our fourth quarter revenue and a $5.6 million effect for the full year. These changes, along with other reductions in revenue from our workers’ compensation PPO services, contributed to the slowing of our revenue and earnings growth from the Network Services segment during 2004.

“We believe Concentra is well positioned to achieve a solid growth in revenue and earnings during 2005,” Thomas added. “Year in and year out, in good economies and bad, Concentra has continued to expand and to grow. We believe our diversification and the consistent investments we have made in our business will serve us well during the year to come.”

The Company also noted that during 2004, it expended approximately $4.3 million associated with its implementation of Section 404 of the Sarbanes-Oxley Act. Of this amount, approximately $3.7 million was incurred during the second half of 2004. The Company currently estimates that it will spend approximately $2.6 million associated with these compliance activities during 2005, with this amount being generally incurred in a ratable fashion throughout the course of the year.

At December 31, 2004, Concentra had no borrowings outstanding under its $100,000,000 revolving credit facility and had $61,319,000 in cash and investments. At the conclusion of the fourth quarter, the Company had a Days Sales Outstanding of 61 days versus 58 days for the year-earlier period.

Concentra Operating Corporation, a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and repricing, access to specialized preferred provider organizations, first notice of loss services, case

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Concentra Announces Year-end Results

February 14, 2005

management and other cost containment services. Concentra provides its services to approximately 135,000 employer locations and 3,700 insurance companies, group health plans, third-party administrators and other healthcare payors.

A public, listen-only simulcast of Concentra’s fourth quarter conference call will begin at 9:00 a.m. Eastern Standard Time tomorrow (February 15, 2005) and may be accessed via the Company’s web site, www.concentra.com. Investors are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration. An online replay using the same link will be available shortly after the conclusion of the live broadcast and will continue through February 22, 2005.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company’s operations, changes in nationwide employment and injury rate trends, interruption in its data processing capabilities, operational, financing and strategic risks related to the Company’s capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company’s services, and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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Concentra Announces Year-end Results

February 14, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
REVENUE:
Health Services	$141,659	$131,481	$576,880	$511,387
Network Services	64,962	71,280	281,374	260,159
Care Management Services	56,017	66,646	243,996	279,142

Total revenue	262,638	269,407	1,102,250	1,050,688

COST OF SERVICES:
Health Services	123,241	110,977	474,343	421,663
Network Services	39,281	41,039	163,800	147,350
Care Management Services	48,380	59,816	215,999	248,312

Total cost of services	210,902	211,832	854,142	817,325

Total gross profit	51,736	57,575	248,108	233,363

General and administrative expenses	31,357	33,012	130,263	122,949
Amortization of intangibles	693	962	3,234	3,933
Unusual charges	(96)	—	(96)	—
Loss on impairment	—	—	41,682	—

Operating income	19,782	23,601	73,025	106,481

Interest expense, net	13,236	13,374	55,606	56,318
(Gain) loss on fair value of hedging arrangements	—	—	—	(9,869)
Loss on early retirement of debt	—	—	14,105	7,837
Other, net	310	505	3,043	2,692

Income before income taxes	6,236	9,722	271	49,503
Provision (benefit) for income taxes	1,679	(3,798)	10,246	6,214

Net income (loss)	$4,557	$13,520	$(9,975)	$43,289

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Concentra Announces Year-end Results

February 14, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Consolidated Balance Sheets

(in thousands)

	December 31, 2004	December 31, 2003
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$61,319	$42,621
Restricted cash	1,250	—
Accounts receivable, net	175,294	170,444
Prepaid expenses and other current assets	32,011	45,065

Total current assets	269,874	258,130

PROPERTY AND EQUIPMENT, NET	103,058	120,101

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	449,698	483,773

OTHER ASSETS	30,710	25,527

	$853,340	$887,531

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$—	$—
Current portion of long-term debt	4,037	4,841
Accounts payable and accrued expenses	123,387	135,862

Total current liabilities	127,424	140,703

LONG-TERM DEBT, NET	730,167	654,393

DEFERRED INCOME TAXES AND OTHER LIABILITIES	58,615	48,425

STOCKHOLDER’S EQUITY (DEFICIT)	(62,866)	44,010

	$853,340	$887,531

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Concentra Announces Year-end Results

February 14, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2004	2003
OPERATING ACTIVITIES:
Net income (loss)	$(9,975)	$43,289
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	39,799	45,876
Amortization of intangibles	3,234	3,933
Restricted stock amortization	868	423
Write-off of deferred financing costs	2,505	7,837
Write-off of fixed assets	160	662
(Gain) loss on change in fair value of hedging arrangements	—	(9,869)
Loss on impairment of goodwill and assets	41,682	—
Unusual charges	(96)	—
Changes in assets and liabilities:
Accounts receivable, net	(2,972)	(2,083)
Prepaid expenses and other assets	14,127	(11,126)
Accounts payable and accrued expenses	9,541	34,646

Net cash provided by operating activities	98,873	113,588

INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(6,794)	(6,237)
Increase in restricted cash	(1,250)	—
Purchases of property, equipment and other assets	(27,897)	(29,648)

Net cash used in investing activities	(35,941)	(35,885)

FINANCING ACTIVITIES:
Borrowings (payments) under the revolving credit facilities, net	—	—
Payment of deferred financing costs	(8,495)	(13,152)
Proceeds from the issuance of debt	222,850	518,450
Repayments of debt	(147,926)	(340,485)
Payment to terminate hedging arrangements	—	(23,603)
Contribution to parent	—	(193,912)
Payment of early debt retirement costs	(11,600)	—
Distributions to minority interests	(3,445)	(2,316)
Payment of dividend to parent	(96,028)	—
Proceeds from prepaid interest on issued debt	—	768
Contribution from the issuance of common stock by parent	410	266
Other	—	(100)

Net cash used in financing activities	(44,234)	(54,084)

NET INCREASE IN CASH	18,698	23,619
CASH, BEGINNING OF PERIOD	42,621	19,002

CASH, END OF PERIOD	$61,319	$42,621

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Concentra Announces Year-end Results

February 14, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Net income (loss)	$4,557	$13,520	$(9,975)	$43,289

Provision (benefit) for income taxes	1,679	(3,798)	10,246	6,214
Interest expense, net	13,236	13,374	55,606	56,318
Depreciation expense	9,329	12,054	39,799	45,876
Amortization expense	474	1,068	4,102	4,356

EBITDA	29,275	36,218	99,778	156,053

(Gain) loss on fair value of hedging arrangements	—	—	—	(9,869)
Loss on impairment	—	—	41,682	—
Loss on early retirement of debt	—	—	14,105	7,837
Unusual charges	(96)	—	(96)	—
Minority share of depreciation, amortization and interest	(174)	(187)	(714)	(751)

Adjusted EBITDA	$29,005	$36,031	$154,755	$153,270

Computations of Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) have been provided in this press release due to the use of this measure by the holders of the Company’s 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes, and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements, which are stated in the Company’s debt agreements as measures that relate to Adjusted EBITDA. Adjusted EBITDA is disclosed because compliance with the liquidity covenants included in these agreements is considered material to the Company. The Company’s computations of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in its computations as compared to that of others. The Company’s measure of Adjusted EBITDA has been made in a manner consistent with the requirements of the indenture that relates to its 9.5% Senior Subordinated Notes and 9.125% Senior Subordinated Notes. Adjusted EBITDA is a measure that is not prescribed for under Generally Accepted Accounting Principles (“GAAP”). Adjusted EBITDA specifically excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities, and it also excludes the effects of interest expense, depreciation expense, amortization expense, taxes and other items that are included when determining a company’s net income. As such, the Company would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes above.

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Concentra Announces Year-end Results

February 14, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Supplemental Information

We use certain operating metrics to measure aspects of our operations. Additionally, from time to time, we provide estimates of our possible future financial performance. Our disclosure to you of this information is conditioned in its entirety by the provisions, risk factors and cautionary statements provided for you in the main text of this press release. It is being provided solely to ensure full and fair disclosure to investors in the Company’s existing debt instruments and for no other purpose.

Operating Metrics and Information:

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Health centers at period end	257	250	257	250
Total visits to health centers	1,433,455	1,285,525	5,916,170	5,242,515

Same-center performance [a]:
Injury-related visits %	48.6%	50.6%	47.9%	50.1%
Visits per business day growth	7.8%	4.8%	8.7%	0.9%
Revenue per visit growth	(0.3%)	1.1%	(0.5%)	2.5%
Revenue per business day growth	7.5%	6.0%	8.2%	3.4%
Revenue (in thousands) [b]	$117,432	$108,651	$491,711	$445,055

Initial 2005 performance guidance:

All amounts are approximate and reflect current estimates. Actual results may differ materially from provided amounts. This guidance is subject to immediate change and no public update or notice.

Revenue:	$1.135 to $1.160 billion.

Adjusted EBITDA [c]:	$165 to $170 million.

Operating Cash Flow:	$100 to $110 million.

Capital Expenditures:	$43 to $47 million.

Notes:

[a]	Our same-center comparisons represent all centers that Health Services has operated for the previous two full years as of the date indicated and includes the effects of any centers acquired and subsequently consolidated into existing centers.
[b]	Excludes ancillary services, on-site services and centers acquired within the previous two full years.
[c]	Please refer to the discussion on Page 7 of this press release concerning the Company’s computation and use of Adjusted EBITDA.

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